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                            SECURITIES AND EXCHANGE
                                   COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



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       Date of Report (Date of earliest event reported) October 28, 1997
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                                ELCOR CORPORATION
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             (Exact name of Registrant as specified in its charter)



            DELAWARE                        1-5341                 75-1217920
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(State or other jurisdiction of     Commission File number    (I.R.S. Employer
incorporation or organization)                               Identification No.)


          14643 DALLAS PARKWAY
SUITE 1000, WELLINGTON CENTRE, DALLAS, TEXAS                      75240-8871
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code               (972)851-0500
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                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)

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Item 5.  Other Events

         GAF Patent Litigation

         In the ongoing patent litigation with GAF, the district court made two significant rulings. The first concerned the coverage of Elk of Dallas's design and utility patents and was generally favorable. The second concerned GAF's inequitable conduct defenses and was unfavorable. Although the court found that the issue was close, it concluded that the design patent was unenforceable due to inadequate disclosure to the patent examiner of certain prior art.

         Elk of Dallas and its outside counsel disagree strongly with the ruling of inequitable conduct and will appeal from the ruling at an appropriate time. In the interim, trial on the trade dress claim in the case and trial in the utility patent case is unscheduled but pending.

         While management can give no assurances regarding the ultimate outcome of the litigation, outside counsel believe that Elk of Dallas will prevail on its patent and trade dress claims and that Elk of Dallas will defeat GAF's counterclaims. Even if the outcome were to be adverse to Elk of Dallas, it is not expected to have a material effect on the Registrant's financial position or liquidity.

         See Registrant's Current Report on Form 8-K dated October 15, 1997 for Registrant's cautionary "safe harbor" provision, which is incorporated herein by this reference, setting forth certain risks and uncertainties of its forward-looking information.




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                                   SIGNATURES



Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                                  ELCOR CORPORATION




DATE:      October 28, 1997                       /s/ Harold K. Work
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                                                  Harold K. Work
                                                  President and Chief Executive
                                                  Officer





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